UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 1, 2008

CLST Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420
Dallas, Texas, 75252
(Address of principal executive offices including Zip Code)

(972) 267-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2008, the Board of Directors of CLST Holdings, Inc. (the “Company”) approved the Company’s 2008 Long Term Incentive Plan.  The following is a brief description of the material terms of the 2008 Long Term Incentive Plan:

•                  The plan is administered by the board of directors of the Company.

•                  The plan permits the grant of restricted stock, stock options and other stock-based awards to employees, officer, directors, consultants and advisors of the Company and its subsidiaries.

•                  The aggregate number of shares of common stock of the Company that may be issued under the plan is 20,000,000 shares.

•                  The plan provides that the administrator of the plan may determine the terms an conditions applicable to each award and each award will be evidenced by a stock option agreement or restricted stock agreement.

•                  The plan will terminate on December 1, 2018.

In addition, on December 1, 2008 the Board of Directors of the Company approved the grant of 300,000 shares of restricted stock to each of Timothy S. Durham, Robert A. Kaiser and Manoj Rajegowda.  Of each restricted stock grant, 100,000 shares vested on the dated of grant and the remaining 200,000 of the shares vest in two equal annual installments on each anniversary of the date of grant.  The restricted stock grants will be evidence by restricted stock agreements to be approved by the Board of Directors of the Company.

The foregoing description of the plan and awards under the plan is not complete and is qualified in its entirety by reference to the full text of the plan.  The plan has been attached to this Current Report on Form 8-K as Exhibits 10.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

10.1	2008 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: December 5, 2008	By:	/s/ ROBERT A. KAISER
Robert A. Kaiser
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and
Assistant Secretary